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                                                                    EXHIBIT 10.3


                                    SUBLEASE

         This Sublease is dated June 9, 1999, and is by and between AQUILA BIOPHARMACEUTICALS, INC., a Delaware corporation, with an address of 175 Crossing Boulevard, Framingham, MA ("Sublessor") and EPRISE CORPORATION, a Delaware corporation, with an address of 1671 Worcester Road, Framingham, MA (Sublessee").

         WHEREAS, Sublessor is the Lessee under a lease by and between NDNE 9/90 Corporate Center, LLC (the "Prime Lessor") and Sublessor dated as of September 19, 1997, a copy of which is attached hereto as Exhibit A, which lease is hereinafter referred to as the "Prime Lease"; and

         WHEREAS, Sublessee desires to sublet a portion of the premises described in the Prime Lease being approximately 4,300 square feet on the second floor and shown on a plan attached hereto as Exhibit B, (the "Premises") and Sublessor is willing to sublet the same on the conditions hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Sublessor and Sublessee covenant and agree as follows:

         1. Term and Premises. Sublessor hereby sublets and demises unto Sublessee and Sublessee hereby takes and hires from Sublessor the Premises, for a term commencing when the Premises are available for Sublessee's occupancy (anticipated to be July 1, 1999) and ending September 30, 2000 (the "Term"), subject to the terms and provisions of the Prime Lease and in accordance with terms, covenants, conditions and provisions herein set forth. In the event the Premises are not available for Sublessee's occupancy by September 1, 1999, this sublease may be cancelled by Sublessee by notice to Sublessor given within 10 days after such date, and this Sublease shall be without recourse to either party. The Premises shall be deemed available for Sublessee's occupancy as soon as the Landlord's Work set forth on Exhibit D has been substantially completed insofar as practicable in view of delays or defaults of Sublessee provided


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Sublessor is able to procure, at its sole expense, of a Certificate of Occupancy from the Town of Framingham for Sublessee's use and occupation of the Premises. The Premises shall not be deemed to be unavailable for Sublessee's occupancy if only minor or insubstantial detail of construction or mechanical adjustments remain to be done on the Premises. The Premises are located on certain land known as 175 Crossing Boulevard, Framingham, Massachusetts and constitute a portion of a building located thereon (the "Property"). Sublessee shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto, subject to the terms and conditions of the Prime Lease and this Sublease and to reasonable rules from time to time made by Sublessor of which Sublessee is given notice: (a) the common lobbies, hallways, stairways and elevators of the Property serving the Premises, (b) common walkways necessary for access to the Property, and (c) the common toilets on the third floor of the building in which the Premises is located; and no other appurtenant rights or easements'.

          2. Rent. Sublessee covenants and agrees to pay to Sublessor at the address set forth on page one of this Sublease, or to such other address as Sublessor may specify by notice to Sublessee, the minimum annual and minimum monthly rent ("Rent") in the amounts and at the times specified in Exhibit C, without notice or demand and without abatement, deduction or set off of any amount whatsoever.

          3. Additional Rent. Sublessee shall pay to Sublessor the following payments ("Additional Rent"):

                  If any tax year commencing with fiscal year 2001 (commencing July 1, 2000 and ending June 30, 2001), the real estate taxes on the Premises (as allocated in accordance with the terms and conditions of the Prime Lease) are in excess of the amount of the real estate taxes thereon for fiscal year 2000 (the "Tax Base Year"), Sublessee will pay to Sublessor as additional rent hereunder, when and as designated by notice in writing by Sublessor, all of such excess (the "Tax Payment") that may occur in each year of the Term or any extension or renewal thereof and proportionately for any part of a fiscal year. Notwithstanding the foregoing, Sublessee shall not

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be responsible for any Tax Payment in excess of 10.5% of the tax escalation for which Sublessor is liable under the Prime Lease. Sublessee shall not be responsible for payment of any Park Common Expenses, as that term is used in the Prime Lease.

         4. Utilities. Sublessor shall supply and pay for water, heat, electric, air conditioning, cleaning, trash removal, security and fire protection. Sublessee shall pay Sublessor an amount equal to ninety cents (900) per square foot of the Premises, which amount shall be calculated on an annual basis and payable on a monthly basis in addition to Rent in accordance with Exhibit C.

         5. Use. Sublessee covenants and agrees to use the Premises only for the purposes permitted by the Prime Lease and for no other purpose whatsoever. The Premises shall be open to visitors of Sublessee during the following times:

      8:00 a.m. to 6:00 p.m. - Monday through Friday (excluding legal holidays) 8:00 a.m. to 1:00 p.m. - Saturday

Sublessee shall have reasonable access to the Premises at all times, provided, however, that such access shall otherwise be subject to the terms and conditions of the Prime Lease, including, but not limited to, the Rules and Regulations attached as Exhibit F thereto.

         Sublessee shall not use or store any oil or hazardous material on the Premises, or discharge any such hazardous material to the septic system or sewer serving the Premises, except in compliance with all federal, state and local laws, ordinances and regulations pertaining thereto (hereinafter collectively referred to as "Applicable Laws"). As used herein, "hazardous material" shall mean oil and hazardous materials as defined in the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, Massachusetts General Laws Chapter 21E and any regulations issued thereunder. Sublessee agrees that, if Sublessee or anyone claiming under Sublessee shall release or discharge any hazardous material on, into or under the Premises, or to the septic system or sewer serving the Premises, or to property adjacent to the Premises,

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Sublessee shall forthwith remove the same in the manner provided by Applicable
Laws and shall indemnify and hold Sublessor harmless from and against any and all claims, costs, expenses and liabilities, including attorneys' fees, arising from such release or discharge. Sublessor shall indemnify and hold Sublessee harmless from and against any and all claims, costs, expenses and liabilities, including attorneys' fees, arising from a release or discharge of hazardous material by the Sublessor during the period of its occupancy of the Premises, on, into or under the Premises, or to the septic system or sewer system serving the Premises, or, to property adjacent to the Premises. The obligations contained in this Section shall survive the expiration or termination of the term of this Sublease.

         6. Parking and Loading Area. Sublessee shall have access free of charge to a minimum of four (4) unassigned parking spaces per one thousand (1,000) rentable square feet of floor space. Sublessee shall also have access, in common with others (including any other tenant or tenants of the Property) to the freight elevator and loading dock located at or in the Property.

         7. Signage. In accordance with the terms and conditions contained in the Prime Lease, including, but not limited to, the Rules and Regulations attached as Exhibit F thereto, Sublessee shall be permitted to install signage or other means of identification next to Sublessee's entrance door and Sublessee shall be included in the Property's lobby directory.

         8. Insurance. Sublessee agrees to observe the provisions of Section 7 of the Prime Lease with respect to the use of the Premises and the insurance requirements with respect thereto except that Sublessee shall not be obligated to obtain or pay for any of the property or liability insurance coverage required under the Prime Lease or to provide for environmental insurance. Sublessee shall maintain a commercial general liability insurance policy with respect to the Premises reasonably acceptable to Sublessor and the Prime Lessor. Sublessee shall maintain its own insurance with respect to its personal property. Sublessee shall provide Sublessor with a Certificate of Insurance evidencing such insurance coverage as is acceptable to Sublessor and Prime Lessor prior to the commencement of the Term.

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         9. Waiver of Subrogation. Sublessor and Sublessee each hereby release each other, to the extent of any insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of Sublessor or Sublessee or its or their agents; provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as' policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right to recover thereunder. Sublessor and Sublessee agree that their fire and other casualty insurance policies will include such a clause so long as the same is includable without extra cost, or if extra cost is chargeable therefor, so long as the other party is given the opportunity and elects to pay such extra costs.

         10. Condition of Premises; Maintenance and Repairs. Sublessor represents that, to its knowledge, the building and systems of which the Premises are a part are in good order and satisfactory condition. Sublessee acknowledges that it has inspected the Premises and agrees to accept the Premises in "AS IS" condition, except as expressly set forth herein or on Exhibit D. and further acknowledges that no other representations or warranties as to the condition thereof have been made to it by Sublessor. By taking possession of the Premises, Sublessee is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition. In addition to the provisions set forth in Exhibit D, during the Term, Sublessor, at its own cost and expense, shall maintain and make all necessary repairs to the electrical, mechanical, heating, ventilating and air conditioning, plumbing and other systems inside the Premises, provided, however, that Sublessee shall
(i) promptly give notice to Sublessor notice of any repairs required to be made by the Sublessor hereunder; (ii) make any repairs, at Sublessee's sole expense, to the Premises necessitated by the acts or negligence of Sublessee or its agents, employees or invitees; and (iii) make all interior non-structural and non-system repairs, replacements and renewals necessary, at Sublessee's sole expense, to keep the Premises in as good condition, order and repair as the same are at the commencement of the Term or thereafter

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may be put, reasonable wear and use and damage by fire or other casualty only excepted (it being understood, however, that the foregoing exception for reasonable wear and use shall not relieve Sublessee from the obligation to keep the Premises in good order, repair and condition, free from accumulation of dirt, rubbish and other debris).

         11. Assignment and Subletting. Sublessee shall not assign this Sublease, nor underlet the whole or any part of the Premises or suffer or permit any other person to occupy the same without first obtaining, on each occasion, the written consent of the Sublessor, which shall not be unreasonably withheld or denied, and in all events, Sublessee agrees to pay all Sublessor's reasonable attorneys fees in connection with such assignment and/or subletting and the cost of preparation of any documents required by the Sublessor. Sublessor's consent under this paragraph shall be expressly conditioned upon Sublessor's ability to obtain consent for the same from the Prime Lessor and any mortgagee of the Property, the Premises or any portion(s) thereof. In all events the Sublessee will continue to remain responsible to the Sublessor for the payment of all rent and performance of all obligations contained herein. At Sublessor's election, Sublessor may require Sublessee to cause any permitted Sub-Sublessee to pay its rent directly to Sublessor.

         12. Release and Indemnification. Sublessee will save Sublessor harmless, and will exonerate, defend and indemnify Sublessor, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority:

                  (a) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (other than Sublessor);

                  (b) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the Premises) in or about the Property (and, in particular, without limiting the generality of the foregoing, on or about the elevators,

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stairways, public corridors, sidewalks, approaches, areaways, or other appurtenances and facilities used in connection with the Property or the Premises) arising out of the use or occupancy of the Property or the Premises by the Sublessee, or by any person claiming by, through or under Sublessee, on account of or based upon the act, omission, fault, negligence or misconduct of all persons other than and those for whose conduct the Sublessor is legally responsible;

                  (c) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Sublessor or its contractors, or agents or employees of either) on the Premises during the term of this Sublease and during the period of time, if any, prior to the commencement of the Term that Sublessee may have been given access to the Premises; and

                  (d) On account of or resulting from the failure of Sublessee to perform and discharge any of its covenants and obligations under this Sublease and, in respect of any of the foregoing, from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, or any action or proceeding brought thereon; and in case any action or proceeding be brought against Sublessor by reason of any such claim, Sublessee upon notice from Sublessor shall at Sublessee's expense resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Sublessor, it being agreed that such counsel as may act for insurance underwriters of Sublessee engaged in such defense shall be deemed satisfactory.

         13. Property of Sublessee. In addition to and not in limitation of the foregoing, Sublessee covenants and agrees that all merchandise, furniture, fixtures and property of every kind, nature and description which may be in or upon the Premises or the Property, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, during the term hereof, shall be at the sole risk and hazard of Sublessee, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever no part of said

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damage or loss shall be charged to, or borne by, Sublessor.

         14. Bursting, of Pipes, Etc. Sublessor shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Property or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness or by any other cause of whatever nature, unless caused by or due to the negligence of Sublessor, its agents, servants or employees, and then only after (i) notice to Sublessor of the condition claimed to constitute negligence and (ii) the expiration of a reasonable time after such notice has been received by Sublessor without Sublessor having taken all reasonable and practical action to cure or correct such condition; and pending such cure or correction by Sublessor, Sublessee shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. In no event shall Sublessor be liable for any loss, the risk of which is covered by Sublessee's insurance; nor shall Sublessor or its agents be liable for any such damage caused by other tenants or persons in the Property or caused by operations in construction of any private, public, or quasi-public work; nor shall Sublessor be liable for any latent defect in the Premises or in the Property.

         15. Damage, Destruction or Taking. Sublessor and Sublessee agree that in the event the Premises are destroyed, damaged by fire or other casualty, or taken by eminent domain, payment of rent and the right to terminate this Sublease shall be governed by the provisions of Section 10 of the Prime Lease; if the Prime Lease terminates, this Sublease shall simultaneously terminate. In the event of a casualty or eminent domain taking where the insurance proceeds or eminent domain award are not adequate to complete restoration, Sublessee agrees that the obligation to restore shall be conditioned upon Sublessee's agreement to pay all amounts which shall be required in addition to the insurance proceeds or the net eminent domain award to enable the Prime Lessor to complete such restoration. In the event there is a taking by eminent domain which affects any additions, alterations or improvements made by the Sublessee under plans and specifications approved by the Sublessor, then the Sublessee shall be entitled to collect its

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unamortized costs as calculated for tax purposes of all such additions, alterations and improvements which were realty items, less Sublessee's proportionate share of the cost of collecting the eminent domain award. With respect to any additions, alterations and improvements made by the Sublessor, Sublessor shall be entitled to collect its unamortized costs as calculated for tax purposes.

         16. Default and Remedies. This Sublease is upon the condition, that if the Sublessee shall neglect or fail to perform or observe any of the Sublessee's covenants contained herein, or if the estate hereby created shall be taken on execution, or by other process of law, or to the extent permitted by law, if a petition shall be filed by or against the Sublessee under the United States Bankruptcy Code or acts amendatory thereof or supplemental thereto, or if any assignment shall be made of the Sublessee's property for the benefit of creditors, or if a receiver, or other similar officer shall be appointed to take charge of all or any part of the Sublessee's property by a court of competent jurisdiction, or if Sublessee vacates, deserts or abandons the Premises or discontinues the conduct of its business therein, then, and in any of the said cases (notwithstanding any license of any former breach of covenant or waiver of the benefit thereof or consent in a former instance), the Sublessor lawfully may, without demand or notice, enter into and upon the Premises or any part thereof in the name of the whole, and repossess the same as of the Sublessor's former estate and expel the Sublessee and those claiming through or under the Sublessee and remove their effects (forcibly if necessary) without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon entry as aforesaid, this Sublease shall terminate; and the Sublessee covenants that, in case of such termination or of termination under the provisions of law for the Sublessee's default, the Sublessee will, at the election of the Sublessor, which election may be made or changed at any time:
(a) pay to the Sublessor sums equal to the rent and other payments to be paid by the Sublessee at the same times and in the same installments as specified in this Sublease during the remainder of the term, less the net amount received by the Sublessor from reletting the Premises, after deducting all costs and expenses incurred in connection with such reletting; or, (b) pay to the Sublessor, as damages,

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such a sum as at the time of such termination or at the time to which installments under (a) above shall have been paid represents the excess of the rent and other payments to be paid hereunder by the Sublessee above the rental value of the Premises for the remainder of said term; or, (c) indemnify the Sublessor against loss of the rent and other payments to be paid hereunder by the Sublessee from the time of such termination or from the time to which installments under (a) above shall have been paid to the expiration of said term.

         17. Enforcement and Delivery of Premises at Termination. The Sublessee agrees that it will pay all the Sublessor's expenses, including attorneys fees incurred in enforcing any obligation of the Sublessee or remedies of the Sublessor under this Sublease, or in recovering possession of the Premises. Sublessee agrees that the Premises will at the expiration or earlier termination of this Sublease be delivered in the same condition as is specified in Section
9.8 of the Prime Lease and that the Sublessor shall have the same rights to remove and store Sublessee's property not removed at the termination of this Sublease as are specified in said Section 9.8 of the Prime Lease.

         18. Notices. All notices or other communications hereunder shall be in writing and delivered by registered or certified mail, return receipt requested, postage prepaid, addressed as follows: If to Sublessor, at 175 Crossing Boulevard, Framingham, MA 01701, Attention: Chief Financial Officer; and if to Sublessee at 1671 Worcester Road, 4th Floor, Framingham, MA 01701, Attention:
Chief Financial Officer. Notices shall be deemed given when mailed and otherwise on the earlier to occur of the date of delivery or the date delivery was first attempted, as shown by postal records. The parties hereto may, from time to time, by notice given hereunder, designate any different address to which subsequent notices, certificates or other communications shall be sent.

         19. Broker. Sublessee warrants and represents that it has not dealt with any real estate broker other than Fallon, Hines & O'Connor, Inc. and C13 Richard Ellis Whittier Partners (collectively the "Brokers") in connection with the Premises or this Sublease. Full payment to

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the Brokers will be made by Sublessor pursuant to a separate agreement.
Sublessee shall indemnify and hold Sublessor harmless from and against any liability for commissions due any real estate broker or finder other than the Brokers with whom Sublessee has dealt in connection with this Sublease.

         20. Security Deposit. Sublessee has, simultaneously herewith, deposited with Sublessor cash in the principal sum of Nine Thousand Four Hundred Ninety-five and 00/100 Dollars ($9,495.00). Said deposit shall be held by Sublessor as security for the faithful performance by Sublessee of the terms, covenants, provisions and conditions of this Sublease (and in the event of transfer of ownership of the Premises by Sublessor, Sublessor agrees and Sublessee consents to the transfer of such security deposit to the new owner). It is agreed that in the event that Sublessee defaults in respect to any of the terms, covenants, provisions or conditions of this Lease (including, but not limited to, the payment of Rent and Additional Rent) Sublessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rent or Additional Rent or any other sum as to which Sublessee is in default or any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default, in respect to any of the terms, covenants, provisions, and conditions of this Lease (including, but not limited to, any damages or deficiencies accrued before or after summary proceedings or re-entry by Sublessor). Sublessee shall not be entitled to any interest on the aforesaid deposit of security.

         In the event that Sublessee shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Sublease, the security deposit shall be refunded to Sublessee within thirty (30) days following the later of the date fixed at the end of this Sublease or the date of delivery of entire possession of the Premises to Sublessor.

         21. Subordination. This Sublease shall be subject and subordinate to any existing or new mortgage covering all or part of the Premises and Sublessee agrees to execute all documents requested for the purpose of effectuating the subordination of this Sublease to such mortgage or

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mortgages.

         22. Special Provisions - Prime Lease. To the extent not otherwise inconsistent with the agreements and understandings expressed in this Sublease or applicable only to the original parties to the Prime Lease, the terms, provisions, covenants and conditions of the Prime Lease are hereby incorporated herein by reference on the following understandings:

                  (a) In any case where the Prime Lessor reserves the right to enter the Premises, said right shall inure to the Prime Lessor as well as to Sublessor herein.

                  (b) Each party hereto agrees to perform and comply with the terms, provisions, covenants and conditions of the Prime Lease and not to do or suffer or permit anything to be done which would result in a default under, or cause the Prime Lease to be terminated or forfeited.

                  (c) In the event that any mechanic's lien or other lien is filed against the Premises, or any part thereof, for any reason whatsoever by reason of Sublessee's acts or failure to act, then Sublessee shall cause same to be discharged within ten (10) days after notice by Sublessor.

                  (d) In the event that any provisions of this Sublease are inconsistent with the provisions of the Prime Lease, then the terms of the Prime Lease shall control and be binding upon the parties.

                  (e) All the rights and obligations contained in the Prime Lease conferred and imposed upon Sublessor (as Lessee therein), except as modified and amended by this Sublease, are hereby conferred and imposed upon Sublessee. It is expressly agreed that Sublessee shall have no payment obligations under the Prime Lease except such as are set forth herein for any obligation for the portion of Sublessor's Premises under the Prime Lease not subject to this

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Sublease.

                  (f) It is understood and agreed (i) that Sublessor, except as otherwise provided herein, shall not be liable for the performance of any of the obligations of the Prime Lessor under the Prime Lease; (ii) that Sublessee shall have no claim against Sublessor by reason of any default in fulfilling such obligations upon the part of the Prime Lessor unless such default results from Sublessor's being in default under the Prime Lease and not due to a default of Sublessee hereunder, or from Sublessor's willful misconduct; (iii) that Sublessor further agrees to send any notices reasonably requested by the Sublessee to the Prime Lessor pursuant to the terms of the Prime Lease provided said notices are received from Sublessee in writing and within reasonable time to allow Sublessor to satisfy the time requirements for sending such notice under the terms of the Prime Lease; and (iv) that Sublessee, except as expressly provided herein, shall not be liable for the performance of any of the obligations of Sublessor under the Prime Lease.

                  (g) Sublessee will fully and faithfully perform the terms and conditions of the Prime Lease on its part to be performed, and in addition thereto, Sublessee will not do or cause to be done or suffer or permit any act or thing to be done which would or might cause the Prime Lease or the rights of Sublessor as Lessee under the Prime Lease to be endangered, cancelled, terminated, forfeited, or surrendered, or which would or might make Sublessor liable for any damages, claim or penalty, and in such event, Sublessee, agrees, as an express inducement for Sublessor's entering into this Sublease, that if there is any conflict between the provisions of this Sublease and the provisions of the Prime Lease which would permit Sublessee to do or cause to be done or suffer or permit any act or thing to be done which is prohibited by the Prime Lease, then the provisions of the Prime Lease shall prevail.

                  (h) With respect to work, services, repairs and restoration or the performance of other obligations required of the Prime Lessor under the Prime Lease, if any, Sublessor's sole obligation with respect thereto, shall be to request the same, after requested by Sublessee, and to send all notices required under the Prime Lease to the Prime Lessor, as the case may be.

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                  (i) In the event the Prime Lease is terminated prior to the expiration or earlier termination of this Sublease, this Sublease shall immediately terminate and be without recourse to either party.

          23.     Miscellaneous.

                  (a) Entire Agreement. This instrument contains the entire and exclusive agreement between the parties and supersedes all prior arrangements, understandings and agreements, whether oral or written. This Sublease may not be amended or modified except by a written instrument executed by the Sublessor and the Sublessee.

                  (b) Waivers. One or more waivers of any covenant or condition by Sublessor shall not be construed as a waiver of a subsequent breach of the same or any other covenant or conditions, and the consent or approval by Sublessor to or of any act by Sublessee requiring Sublessor's consent or approval shall not be construed to waive or render unnecessary Sublessor's consent or approval to or of any subsequent similar act by Sublessee.

                  (c) Governing Law and Severability. This Sublease shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts. In the event any provision of this Sublease shall be determined invalid or unenforceable under applicable law, or shall be determined to be a violation of the Prime Lease, this Sublease shall be construed as if such provision had never been made part hereof, but shall otherwise continue in full force and effect.

                  (d) Headings. The headings used herein are used only for convenience of reference and are not to be considered part of this Sublease or to be used in determining the intent of the parties hereto.

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                  (e) Binding Effect. This Sublease shall be binding upon and inure to all successors and permitted assigns, including all permitted subtenants, of the parties hereto.

                  (f) No Joint Venture. Sublessor shall in no event be construed, held or become in any way or for any purpose a partner, associate or joint venturer of Sublessee or any party associated with Sublessee in the conduct of its business or otherwise.

                  (g) Waiver. SUBLESSEE KNOWINGLY AGREES TO AND HEREBY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY MATTER ARISING OUT OF THIS SUBLEASE OR OTHERWISE WITH THE SUBLESSOR.

                  (h) Cumulative Remedies. The specific remedies to which Sublessor may resort under the terms of this Sublease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Sublessee of any provisions of this Sublease. In addition to the other remedies provided in this Sublease, Sublessor shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Sublease or to a decree compelling specific performance of any such covenants, conditions or provisions.

                  (i) Time of Essence. All times are of the essence in this Sublease.

         IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as an instrument under seal by their duly authorized officers on the day and the year first above written

                  Sublessor:     AQUILA BIOPHARMACEUTICALS, INC.


                                 By:____________________________________________
                                    Its: President and Chief Executive Officer

                  Sublessee:     EPRISE CORPORATION


                                 By: /s/ Milton Alpern
                                     Its: Chief Financial Officer

                                    EXHIBIT A

                                 The Prime Lease

                                    EXHIBIT B

                                Plan of Premises

                                    EXHIBIT C

Any installments of rent accruing under the provisions of this Sublease or any other payments to be made by Sublessee to Sublessor under the terms of this Sublease which are not paid when due shall bear interest upon default at the rate of I-V2% per month (18% per annum) from the date due until paid.

 Rent per       Square Footage      Minimum        Minimum
Square Foot    of the Premises    Annual Rent    Monthly Rent     Payment Date

  $26.50            4,300           $113,950      $9,495.83     1st day of each
                                                                month in advance

Utilities per    Square Footage       Annual       Monthly
Square Foot      of the Premises     Utilities     Utilities      Payment Date

   $.90              4,300            $3,870        $322.50     1st day of each
                                                                month in advance

                                    EXHIBIT D


                                   Work Letter

          This Exhibit is attached to and made a part of the Sublease dated June 9, 1999, by and between Aquila Biopharmaceuticals, Inc., a Delaware corporation, with an address of 175 Crossing Boulevard, Framingham, Massachusetts ("Sublessor") and Eprise Corporation, a Delaware corporation, with an address of 1671 Worcester Road, Framingham, MA (Sublessee").

          1. This Work Letter shall set forth the obligations of Sublessor and Sublessee with respect to the preparation of the Premises for Sublessee's occupancy. All improvements described in this Work Letter to be constructed in and upon the Premises by Sublessor are hereinafter referred to as the "Sublessor's Work" and which term is described further in Section 6 below. It is agreed that construction of the Sublessor's Work will be completed at Sublessor's sole cost and expense. Sublessor shall enter into a direct contract for the Sublessor's Work with a general contractor selected by Sublessor. In addition, Sublessor shall have the right to select and/or approve of any subcontractors used in connection with the Sublessor's Work.

          2. Sublessor shall prepare the final architectural, electrical and mechanical construction drawings, plans and specifications consistent with the sketch attached hereto (the "Plans") necessary to construct the Sublessor's Work, which Plans shall be subject to Sublessee's review and approval within five (5) business days, as further described below. Sublessor shall be responsible for all elements of the design of the Plans.

         3. Sublessor shall provide Sublessee with five (5) business days to review the Plans prior to commencing the Sublessor's Work. If Sublessee shall request any change within such five (5) day period, addition or alteration in any of the Plans and Sublessor elects, in its sole discretion, to consent to such change, addition or alteration, Sublessor shall have such revisions to the Plans prepared, and Sublessee shall reimburse Sublessor for the reasonable cost thereof upon demand. Promptly upon completion of the revisions, Sublessor shall notify Sublessee in writing of the increased cost that will be chargeable to Sublessee by reason of such change, addition or deletion. Sublessee, within three (3) business days, shall notify Sublessor in writing whether it desires to proceed with such change, addition or deletion and be responsible for the Excess Costs (as defined below) resulting therefrom. In the absence of such written authorization, Sublessor shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Sublessor may elect to discontinue work on the Premises until it receives notice of Sublessor's decision, in which event Sublessee shall be responsible for any delay in completion of the Premises resulting therefrom. In the event Sublessee elects to provide such written authorization, Sublessee agrees to reimburse Sublessor for any increase in the estimated cost of construction and/or higher actual construction costs which are result of such change, alteration or addition ("Excess Costs").

         4. Following finalization of the Plans and the payment by Sublessee of the required portion of the Excess Costs, if any, Sublessor shall cause the Sublessor's Work to be constructed substantially in accordance with the approved Plans. During such time as the Sublessor is completing Sublessor's Work, Sublessee shall be provided with reasonable access to the Premises provided such access does not unreasonably interfere with Sublessor's ability to complete Sublessor's Work. Sublessor shall notify Sublessee of substantial completion of Sublessor's Work.

         5. Sublessor's Work shall be performed in a good and workmanlike manner in accordance with all applicable laws, regulations, codes, ordinances and rules of municipal and other authorities having jurisdiction.

         6. Sublessor's Work shall consist of the completion of improvements to the Premises in accordance with the Plans, which improvements shall include the construction of four (4) offices, one (1) copy/fax/storage room, one (1) conference room suitable for ten (10) occupants, one (1) conference room suitable for twelve (12) occupants, one room for the siting of phone and data cabling, one (1) sink, and a reception area. Sublessee shall be solely responsible the cost of the installation of phone and data cabling. The carpeting, walls (including wall coverings) and ceilings to be utilized in the completion of the Sublessor's Work shall be of the same type and material utilized by Sublessor in that portion of the premises described in the Prime Lease presently being used and occupied by the Sublessor.

         7. Sublessee shall be conclusively deemed to have agreed that Sublessor has performed all of its obligations under this Work Letter unless not later than the end of the second calendar month next beginning after the commencement of the Term Sublessee shall give Sublessor written notice specifying the respect in which Sublessor has not performed any such obligation.

         IN WITNESS WHEREOF, Sublessor and Sublessee have executed this exhibit as of June 9, 1999.

         Sublessor:             AQUILA BIOPHARMACEUTICALS, INC.

                                By: /s/
                                   Its:  President and Chief Executive Officer

         Sublessee:             EPRISE CORPORATION

                                By: /s/ Milton A. Alpern
                                Chief Financial Officer


                                      -2-